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                                                                EXHIBIT 10.15




                          MARTIN MARIETTA CORPORATION

                      SUPPLEMENTAL EXCESS RETIREMENT PLAN
                      -----------------------------------


SECTION 1.   ESTABLISHMENT AND PURPOSE OF PLAN

         The Martin Marietta Corporation Supplemental Excess Retirement Plan ("The Plan") was established effective September 28, 1978, by Martin Marietta Corporation, a Maryland Corporation. The purpose of the Plan is to equalize the benefit formula applicable to those employees of Martin Marietta Corporation and certain of its subsidiaries or affiliates to the extent that such benefits payable under the retirement plans of the Corporation and such subsidiaries or affiliates are or will be limited by Section 415 of the Internal Revenue Code ("Code") or provisions of the Employee Retirement Income Security Act of 1974 as amended ("ERISA").

         The Plan, as amended, also provides a supplemental pension benefit to those corporate officers elected prior to December 31, 1986, if necessary to equalize their pension benefit accrual with that of employees who were participating in the Martin Marietta Corporation Retirement Income Plan immediately prior to October 1, 1975. The Plan, as further amended hereby, also provides for a supplemental benefit payable to those employees of the Corporation who retire immediately upon separation from service with the Corporation, its designated subsidiaries or affiliates and whose benefits are or will be limited by Section 401(a)(17) of the Code. It is intended that the sections of the Plan which relate to the benefits determined by reference to limitations imposed by Section 415 of the Code constitute a separate plan for purposes of Section (3)(36) of ERISA.
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SECTION 2.   DEFINITIONS

         2.1 The following terms as used in the Plan shall have the following meanings:

         "Board of Directors" means the Board of Directors of the Corporation (as defined herein).

         "Committee" means the Committee appointed by the Board of Directors to administer this Plan.

         "Corporation" means Martin Marietta Corporation.

         "Employee" means a person employed by the Corporation or a designated subsidiary or affiliate on a full-time basis and for a regular base salary and who is a participant of a Retirement Plan (as defined herein) of the Corporation.

         "Participant" means an Employee who is included in the membership of this Plan as provided in Section 3 or, upon and following such Participant's death, his beneficiary(ies), if any.

         "Plan" means the Martin Marietta Corporation Supplemental Excess Retirement Plan, as in effect at any time.

         "Retirement Date" means the first day of any month following the Participant's 55th birthday upon which the Participant actually retires.

         "Retirement Plan" means the Martin Marietta Corporation Retirement Income Plan for Salaried Employees or the Martin Marietta Corporation Pension Plan for Salaried Employees as in effect from time to time.





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SECTION 3.  ELIGIBILITY

         This Plan shall apply to any Participant who is a participant in the Retirement Plan and whose benefits under the Retirement Plan are reduced by the limitations of specified sections of the Code or ERISA, as amended; and corporate officers elected prior to December 31, 1986 who became participants in the Martin Marietta Corporation Retirement Income Plan for Salaried Employees on or after October 1, 1975.

SECTION 4.  RETIREMENT DATE

         4.1 A Participant may retire under this Plan on the first day of any month following the Participant's 55th birthday, provided that the Participant is eligible to retire and does retire under the Retirement Plan on the same day.

SECTION 5.  AMOUNT OF BENEFITS

         5.1 A Participant who retires under Section 4 of this Plan shall receive a retirement benefit from this Plan equal to the excess, if any, of (1) the benefit that would have been paid under the Retirement Plan (as the same may be in effect from time to time) if the Retirement Plan had been amended to conform to the limitations imposed by Section 401(a)(17) but not Section 415 of the Code (as the same may be amended from time to time) over (2) the benefit actually payable under the Retirement Plan as amended to conform to all limitations of the Code.

         5.2 A Participant who retires under Section 4 of this Plan immediately upon





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separation from service with the Corporation shall receive a retirement benefit from this Plan equal to the excess, if any, of (1) the benefits that would have been paid under the Retirement Plan had it not been amended to conform to the limitations imposed by Sections 415 and 401(a)(17) of the Code (as the same may be amended from time to time) over (2) the benefit that would have been paid under the Retirement Plan had it been amended to conform to Section 401(a)(17) of the Code (as the same may be amended from time to time) but not Section 415 of the Code.

         5.3 Corporate officers who retire under Section 4 of this Plan and who were elected prior to December 31, 1986 and who became Participants in the Martin Marietta Corporation Retirement Income Plan for Salaried Employees on or subsequent to October 1, 1975 shall have their pension benefit calculated without applying Sections 401(a)(17) or 415 of the Code and using both the formula as described in Article V; (1), (a) and Article V, (1), (b) of the January 1, 1985 Retirement Income Plan for Salaried Employees. If the benefit calculated pursuant to Article V(1)(b) is higher than the benefit calculated pursuant to Article V(1)(a), the amount of the excess shall be payable from this Plan.

         5.4 Sections 5.1, 5.2 and 5.3 provide separate benefits under this Plan. If he otherwise satisfies the eligibility requirements of the applicable Section, a Participant may receive benefits under each of Sections 5.1, 5.2 or 5.3.

         5.5 The designated beneficiary of a Participant who dies prior to retirement shall receive a lump sum pre-retirement death benefit from this Plan equal to the excess, if any, of (1) the lump sum pre-retirement death benefit which would have





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been paid to such designated beneficiary pursuant to the Retirement Plan if such payment were not limited by Code Section 401(a)(17) and Revenue Ruling 85-15, over (2) the lump sum pre-retirement death benefit actually payable under the Retirement Plan.

         5.6 The surviving spouse of a Participant who dies prior to retirement and after having attained five years of vesting service under the Retirement Plan, shall receive a pre-retirement surviving spouse annuity from this Plan equal to the excess, if any, of (1) the pre-retirement surviving spouse annuity benefit which would have been paid to such surviving spouse pursuant to the Retirement Plan if such payment were not limited by Code Sections 401(a)(17) and 415 and Revenue Ruling 85-15, over (2) the pre-retirement surviving spouse annuity benefit actually payable under the Retirement Plan.

         5.7 All benefits paid from this Plan shall take into account the Participant's decision regarding early or deferred retirement or optional methods of benefit payment chosen under the Retirement Plan.

         5.8 In no event shall the computation of benefits under this Plan take into account any service performed by a Participant after separation from employment with the Corporation or its subsidiaries and affiliates.

         5.9 Notwithstanding anything to the contrary herein, the Corporation in its sole discretion may (but shall not be obligated to) make any payment under this Plan before it would otherwise be made if, based on any of the following events, it determines, in good faith based on consultation with counsel, that a Participant or his





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beneficiary has or is likely to recognize income for federal income tax purposes with respect to amounts payable under the Plan before such amounts are otherwise to be paid:

                          (i)   a change in the Code, or the Treasury
Regulations thereunder, or a binding or predominant judicial construction thereof;

                          (ii)  a published ruling or similar announcement
issued by the Internal Revenue Service;

                          (iii) a decision by a court of competent jurisdiction
involving a Participant, a Participant's beneficiary, the Corporation, or any entity involved in making payments under the Plan; or

                          (iv)  a final determination of tax liability
following a contested dispute on audit (or a closing agreement made under Section 7121 of the Code) that involves a Participant, a Participant's beneficiary(ies), the Corporation, or any entity involved in making payments under the Plan.

SECTION 6.  PAYMENTS OF BENEFITS

         6.1 Payment of supplemental benefits to any person under this Plan shall be made at the same time, and under the same form of annuity, as benefits paid to such person under the Retirement Plan, in accordance with all the terms and conditions applicable to such benefits under the Retirement Plan.

         6.2 Any amount required to be withheld under applicable Federal, state and local income tax laws shall be withheld and any such payment shall be reduced by the





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amount so withheld.

         6.3 All payments under the Plan shall be made from the general funds of the Corporation. The Corporation may, at its discretion, establish a trust, commonly known as a "rabbi" trust, to hold assets from which benefits payments may be made. The Plan is intended in all events to be unfunded within the meaning of ERISA.

         6.4 Notwithstanding Section 6.1, in the event that the Value of the sum of the benefits payable to a Participant under this Plan is $3,500 or less, all such benefits will be paid in a lump-sum settlement in full discharge of all liabilities with respect to such benefits. For purposes of this section, the term Value shall mean the present value of a Participant's benefits based upon the Pension Benefit Guaranty Corporation's male annuity rates, factors, tables, assumptions and procedures in effect at the beginning of the calendar year in which the Value is determined.

SECTION 7.  AMENDMENT AND TERMINATION

         The Board of Directors may terminate the Plan with respect to future Participants, or amend the Plan in any respect, at any time; provided, however, that no such amendment shall have the effect of reducing the basis on which the supplemental benefit then being paid to any retired Participant or on behalf of any retired Participant or which may thereafter become payable on behalf of such Participants pursuant to Section 5, is computed.





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SECTION 8.  ADMINISTRATION

         This Plan shall be administered by the Board of Directors or by the Committee appointed by the Board of Directors as defined in Section 2. A decision of the Board of Directors or the Committee with respect to any matter pertaining to the Plan including without limitation the Employees determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. No Director or Committee member shall participate in any decision of the Board of Directors or Committee that would directly and specifically affect the timing or amount of his benefits under the Plan.

SECTION 9.  GENERAL PROVISIONS

         9.1 Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Corporation, its subsidiaries or affiliates or affect the right of the Corporation to terminate any Participant's employment with or without cause.

         9.2 No right or interest of any person entitled to a benefit under the Plan shall be subject to voluntary or involuntary alienation, assignment, or transfer of any kind.

         9.3 This Plan shall be construed and administered in accordance with the laws of the State of Maryland.

SECTION 10.  TERMINATION OF BENEFITS IN CERTAIN CASES

         If, following the date on which a Participant shall retire under this Plan, a





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Participant shall engage in the operation or management of a business, whether as owner, stockholder, partner, officer, employee, consultant, or otherwise, which at such time is in competition with the Corporation or any of its subsidiaries, or shall disclose to unauthorized persons information relative to the business of the Corporation or any of its subsidiaries which the Participant shall have reason to believe is confidential, or otherwise act, or conduct oneself, in a manner which the Participant shall have reason to believe is contrary to the best interest of the Corporation, or shall be found by the Committee to have committed an act during the term of the Participant's employment which would have justified the Participant being discharged for cause, the Participant's retirement benefit under this Plan shall terminate. Application of this Section will be at the discretion of the Committee.

                                             MARTIN MARIETTA CORPORATION




                                             By:  /s/ Robert W. Powell, Jr.
                                                  -------------------------
                                                       Robert W. Powell, Jr.
                                             Its:  Vice President & Treasurer

Date:  November ___, 1990






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